UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: June 3, 2015
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

E*TRADE Financial Corporation (the “Company”) is presenting at the Sandler O’Neill Global Exchange and Brokerage Conference today. During the conference, the Company will discuss its Daily Average Revenue Trades (DARTs) for the month of May. For May 2015, the Company reports DARTs of 151,444, a four percent decrease from April, and a three percent increase from the year-ago period. The Company intends to issue its standard monthly activity report for May, on or about June 12, 2015. A copy of the Company’s presentation is available on the Company’s corporate website, about.etrade.com.

The Company also announces that its subsidiary, E*TRADE Bank, has received regulatory and Bank Board approval for, and completed the distribution of, a $92 million dividend to the Company during the second quarter of 2015. Additionally, the Company announces that it has moved $51 million of capital from its broker-dealer subsidiary, E*TRADE Securities LLC, to the Company during the second quarter of 2015.

Investors should note that the Company announces material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, about.etrade.com, to communicate with investors about the Company. It is possible that the financial and other information posted there could be deemed to be material information. The information on the Company’s corporate website is not part of this document.

The information appearing in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange act of 1934, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	June 3, 2015	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary